Exhibit 99.2
                                                     ------------









                              February 17, 2004





Mr. James K. Toomey
Chairman of the Board of Directors
Coast Financial Holdings, Inc.
2412 Cortez Road West
Bradenton, FL  34207


     Re:  Resignation
          -----------


Dear Jim:

     I hereby resign my employment and officer positions with Coast Financial Holdings, Inc. ("CFHI"), Coast Bank of Florida (the "Bank"), and Coast Financial Partners, Inc. ("CFP"), effective February 17, 2004. I also hereby resign from the Board of Directors CFHI, the Bank and CFP, effective February 17, 2004. These resignations shall permanently sever my work relationship with CFHI and its related entitles as of the effective date of my resignation.

     I wish all of you at CFHI and its subsidiaries continued success and prosperity.

                                   Sincerely,

                                   /s/ Gerald Anthony

                                   Gerald L. Anthony